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                                                               EXHIBIT 4(a)

Certificate Number: ____________          Principal Amount:________________
Date of Maturity: ______________          Interest Rate:___________________

                            CREDIT CONCEPTS, Inc.

                      SHORT-TERM INVESTMENT CERTIFICATE

     This is to certify that Credit Concepts, Inc., an Oregon corporation (the "Company") promises to pay to __________________________________, or assigns
("Holder") the sum of ________________________ thousand and no/100 dollars ($___,000.00) at the principal offices of the Company on ______________________ ("Date of Maturity"), which is two (2) years from the date hereof. This Investment Certificate shall bear simple interest at the rate of ______________ percent (___%) per annum. Interest on this Investment Certificate shall be paid and mailed to the Holder's address as registered on the books of the Company, within five days following the end of each fiscal quarter of the Company. By written notice to the Company, accompanied by delivery of the original of this Certificate, the Holder may accelerate the Date of Maturity to the ninetieth (90th) day following the date of the Company's receipt of the notice and Certificate, but in such event no interest will accrue between the date of receipt of the notice and the Date of Maturity as so accelerated. Although this Investment Certificate is not a negotiable instrument, this Investment Certificate may be assigned but only through use of the form of assignment appearing on the reverse side of this Investment Certificate. In the event of assignment, the assignee should submit this Certificate to the Company so that it may be registered in the name of the assignee on the Company's books and the assignee will become the Holder of record entitled to interest payments paid after that date. If interest is not timely paid within ten days of the payment date, the entire sum of principal and interest shall, at the option of the Holder, become immediately due and payable upon written demand to the Company. In the event the Holder is required to institute collection proceedings on this Investment Certificate, the Company shall pay all costs thereof, including reasonable attorneys fees. On the Date of Maturity the Holder must present this Certificate to the Company for payment, as interest on this Certificate ceases to accrue after that date. PAYMENT OF PRINCIPAL AND INTEREST DUE UNDER THIS INVESTMENT CERTIFICATE IS EXPRESSLY SUBORDINATE AND JUNIOR TO THE RIGHTS OF ANY ONE OR MORE LENDERS (EACH A "THIRD PARTY LENDER") WHICH, NOW OR IN THE FUTURE, MAKES A LOAN OR OTHERWISE EXTENDS CREDIT TO THE COMPANY. THE THIRD PARTY LENDER'S INDEBTEDNESS MAY BE SECURED BY A SECURITY INTEREST IN PART OR ALL OF THE COMPANY'S CONTRACTS, RECEIVABLES AND THEIR PROCEEDS. ABSENT A DEFAULT IN THE COMPANY'S OBLIGATIONS TO SUCH THIRD PARTY LENDER(S), PRINCIPAL AND INTEREST PAYMENTS MAY BE MADE TO THE HOLDER OF THIS CERTIFICATE. HOWEVER, IN THE EVENT THE COMPANY DEFAULTS IN ITS OBLIGATIONS OWED TO THE THIRD PARTY LENDER(S), NO PRINCIPAL OR INTEREST PAYMENTS PAID OR FALLING DUE UNDER THIS CERTIFICATE AFTER THAT DATE MAY BE MADE BY THE COMPANY OR RETAINED BY THE HOLDER UNTIL ALL OBLIGATIONS TO THE THIRD PARTY LENDER(S) HAVE BEEN PAID IN FULL. NO PAYMENT SHALL BE REQUIRED UNDER THIS CERTIFICATE IF THE PAYMENT WOULD CAUSE AN EVENT OF DEFAULT UNDER THE COMPANY'S OBLIGATIONS TO THE THIRD PARTY LENDER(S). IN THE EVENT OF A BANKRUPTCY BY THE COMPANY, THE THIRD PARTY LENDER(S) SHALL BE ENTITLED TO FILE AND VOTE THE CLAIMS OF THE HOLDERS OF THESE CERTIFICATES.

     IN WITNESS WHEREOF, the Company has caused this Investment Certificate to be signed below by its duly authorized officers as of this ___ day of _______________, 200__.


____________________________   (Corporate Seal)   ____________________________
(Tom W. Palmer) President                         (Eugene C. Albert) Secretary

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                       [BACK OF INVESTMENT CERTIFICATE]

                                  ASSIGNMENT
                                  ----------
     To transfer your Investment Certificate to someone else, sign the following form of Assignment and deliver this certificate to the new owner.
The new owner should promptly submit this Investment Certificate to Credit Concepts, Inc. to be transferred on the official records of the Company so that the new owner will be recognized as such by the Company and the interest payments can be made to the new owner. A substitute Investment Certificate registered in the name of the new owner will be forwarded to the new owner directly by the Company.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do(es) hereby assign and transfer this Investment Certificate to ___________________________________________ (here indicate name of new owner(s) into which name(s) the transferred Investment Certificate is to be registered), whose address(es) and taxpayer identification numbers are as follows: _______________________________________________________


                    ___________________________________________________________
                         (Name - Please print exactly as your name(s) appear(s) on the face of the Investment Certificate)

                    X__________________________________________________________
                         (Signature of or on behalf of assigning owner)
                         Title, if owner not individual: ______________________

                    X__________________________________________________________
                         (Signature of assigning  co-owner, if any)

     Date:  _______________________


                             REQUEST FOR PAYMENT
                             -------------------
     To request payment of the full principal amount of your Investment Certificate, please provide the following information and make your request using the following form. Please submit your request directly to the Company.

     The undersigned owner(s) of this Investment Certificate hereby request full payment of this Investment Certificate, as follows (please check one or more, as appropriate).

     If payment is to be made in cash upon maturity, please initial here: _____

     If payment is to be used to purchase a new Investment Certificate, please initial here: _______

     If payment is to be made prior to maturity, please initial here: _______ (90 days notice period begins upon submission of Investment Certificate
      - no interest accrues during notice period)


                    ___________________________________________________________
                         (Name - Please print exactly as your name(s) appear(s) on the face of the Investment Certificate)

                    X____________________________________________________
                         (Signature of or on behalf of requesting owner)
                         Title, if owner not individual: ______________________

                    X__________________________________________________________
                         (Signature of requesting  co-owner, if any)


     Date:  _______________________